Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-285635) and Form S-8 (No.333-287750) of BGM Group Ltd. (formerly known as Qilian International Holding Group Ltd.) and its affiliated entities (collectively, the “Company”) of our report dated February 15, 2024, relating to our audits of the consolidated statement of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the year ended September 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”), which appears in the Company’s Annual Report on Form 20-F for the year ended September 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

July 21, 2026

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us